UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

STAR MARITIME ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	001-32685	20-2873585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Foulk Road
Wilmington, Delaware 19803
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (302) 656-1950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 19, 2006, Star Maritime Acquisition Corporation (the “Company”), entered into a Sublease and Administrative Services Agreement (the “Agreement”), with Blue Diamond Realty, LLC, a Delaware limited liability company (“Blue Diamond”). Effective as of December 1, 2006, Blue Diamond agreed to sublet offices to the Company located at 103 Foulk Road, Wilmington, Delaware (the “Premises”), and provide the Company with such office space and equipment, including a conference room, as well as administrative support necessary for the Company’s business. A copy of the Agreement is attached hereto as Exhibit 10.15.

The Agreement is for a one-year term effective December 1, 2006 through December 31, 2007, with an automatic renewal each year for an additional one year period, unless either party gives the other party at least 90 days written notice of its intent to terminate the Agreement. The Company shall pay Blue Diamond annual base rent and administrative services fees in the aggregate of $4,000 payable on January 1 each year. Such fees are subject to adjustment annually in the event of an increase in cost of living, by the percentage by which the US Consumer Price Index, All Urban Consumers, All Items has increased since the previous anniversary of the Agreement.

The Agreement is subject to a Master Lease between Blue Diamond and Capano Investments, with respect to the Premises and shall automatically terminate on the termination, cancellation or expiration of the Master Lease with Blue Diamond.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 22, 2006, the Company and Schwartz & Weiss, P.C. (“Schwartz & Weiss”) entered into an agreement (the “Termination Agreement”), terminating the Administrative Services Agreement, dated May 26, 2005 (the “Services Agreement”). As a result of the Company’s decision to re-locate its executive office from the State of New York to the State of Delaware, the use of office space and other services provided by Schwartz & Weiss in New York were no longer necessary. There were no early termination penalties incurred by the Company in connection with such termination. Each party agreed to release the other from any claims, debts or any other liabilities that the other has now, has ever had or may have in the future arising out of the Services Agreement. A copy of the Termination Agreement is attached hereto as Exhibit 10.16.

ITEM 8.01 OTHER EVENTS.

Effective as of December 1, 2006, the Company relocated its executive office Star Maritime Acquisition Corporation, 103 Foulk Road, Wilmington, Delaware 19803. The Company’s new telephone number is: 302-656-1950.

On November 3, 2006, the Company notified The American Stock Exchange LLC (“AMEX”), that it may not be possible for the Company to hold an annual meeting of stockholders prior to the end of its fiscal year on December 31, 2006 and requested an extension to hold its meeting as soon as reasonably practicable, but in not event later than 60 days after the end of the fiscal year. The Company advised AMEX that the reason for its request for an extension is that since its initial public offering in December 2005, its management and board of directors have focused their efforts exclusively on identifying and selecting potential target(s) for a business combination, as the Company believes it is in the best interests of its stockholders for it to consummate a business combination at the earliest possible time. As a result of these efforts, the Company did not have time to focus on preparing for an annual meeting. The Company further stated that the annual meeting is not only a time for presenting proposals to stockholders, but also a time when the Company can update shareholders on it business operations. At this time because the Company has no business operations, the Company believes that the need for such updates is obviated in this case. On November 13, 2006, AMEX notified the Company that its request for an extension to hold its meeting no later than sixty days after the end of its fiscal year was granted. A press release was disseminated on December 26, 2006 and has been attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.15	Sublease and Administrative Services Agreement, between the Company and Blue Diamond Realty, LLC

10.16	Termination Agreement, between the Company and Schwartz & Weiss, P.C.

99.1	Press Release dated December 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR MARITIME ACQUISITION CORPORATION

Dated: December 26, 2006                         By: /s/ Prokopios (Akis) Tsirigakis
Prokopios (Akis) Tsirigakis
Chairman and Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description
10.15	Sublease and Administrative Services Agreement, between the Company and Blue Diamond Realty, LLC
10.16	Termination Agreement, between the Company and Schwartz & Weiss, P.C.
99.1	Press Release dated December 26, 2006